UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2007

H&E Equipment Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana		70816
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(225) 298-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.02 Termination of a Material Definitive Agreement.

On June 27, 2007, H&E Equipment Services, Inc. (the "Company") and its wholly-owned subsidiary H&E Finance Corp. ("H&E Finance") sent an irrevocable Notice of Redemption to the trustee for all of the remaining outstanding 11 1/8% Senior Secured Notes due 2012, having an aggregate principal amount of $4,500,000 (the "Redeemed Notes"). The Redeemed Notes were issued pursuant to the Indenture, dated as of June 17, 2002 (together with the Supplemental Indentures dated as of February 2, 2006, February 3, 2006, February 28, 2006 and June 6, 2006, the "Indenture"), by and among the Company (successor by merger to H&E Equipment Services L.L.C., formerly a Louisiana limited liability company and original party to the Indenture), H&E Finance, the Guarantors (as defined in the Indenture) (the "Guarantors"), and The Bank of New York, as trustee, and are secured by individual security agreements with the Company, H&E Finance and the named Guarantors.

The redemption date for the Redeemed Notes is July 31, 2007 (the "Redemption Date"). The redemption price is $1,055.63 per $1,000 principal amount of the Redeemed Notes (or 105.563% of the principal amount of the Redeemed Notes in accordance with Section 3.07 of the Indenture governing the Redeemed Notes) (the "Redemption Price"), plus interest accrued on the Redeemed Notes through and including the Redemption Date. The Paying Agent will be The Bank of New York. Interest on the Redeemed Notes will cease to accrue on and after the Redemption Date, unless the Company and H&E Finance default in making such payment of the Redemption Price and accrued interest through the Redemption Date.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

June 28, 2007	By:	/s/ Leslie S. Magee

Name: Leslie S. Magee
Title: Chief Financial Officer